260203

ARBARA K. CEGAVSKE
cretary of State
North Carson Street
son City, Nevada 89701-4201
684-5708
ite: www.nvsos.gov

Filed in the Office of	Business Number E0270472009-4
Barbara K. Cegavske	Filing Number 20180429618-31
Secretary of State State Of Nevada	Filed On 10/01/2018
	Number of Pages 1

Certificate of Reinstatement

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 88 AND 89)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Reinstatement
(For Entities Governed by NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 88 and 89)

1. Name of Entity:

808 Renewable Energy, Corporation

2. Entity Number: E0270472009-4

3. Signature:

I declare under penalty of perjury that the reinstatement has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X

Signature of Officer or other Authorized Signature

9-27-2018

Date

This form must be accompanied by appropriate fees.